Exhibit 99.1


                 Rush Financial Technologies, Inc. Files 10-QSB
          Third Quarter Over Quarter Revenue Up 19%, YTD Revenue Up 93%


DALLAS, TEXAS (November 18, 2004) - Rush Financial Technologies, Inc., dba RushTrade(R) Group (OTC. BB: "RSHF") announced today that it has filed its Form 10-QSB ("10-Q") for the quarterly period ended September 30, 2004. This press release contains only partially selected financial information that should be reviewed in conjunction with the 10-Q in its entirety.

Total revenue for the third quarter increased $71,407, or 19%, from 2003 to 2004. This increase reflects our repositioning as a real time financial technology development and direct access online financial services company from a traditional financial services holding company with traditional insurance and broker/dealer services, and reflects the continued increase in RushTrade revenues.

Net losses in the third quarter increased $401,822, or 188%, from 2003 to 2004. The net income from Investment Services decreased $70,431 from 2003 to 2004. This included a one-time gain of $225,000 on the sale of certain assets to Brazos Holdings and a one-time gain of $53,891 from the settlement of liabilities in 2003.

Total revenue for the first nine months increased $759,874, or 93%, from 2003 to 2004. This increase reflects the acceptance of the direct access online financial services model and the addition of LostView related revenue. Net losses for the first nine months increased $571,513 or 43%, from 2003 to 2004.


About RushTrade Group


RushTrade Group operates through two primary subsidiaries:

RushGroup Technologies, Inc. ("RushGroup"), the Company's financial technology development subsidiary, develops and operates proprietary real-time portfolio management software products, order management systems, direct-access trading software applications and data services center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), RushGroup offers real-time market data platforms and Direct Access products to meet the needs of active online investors, semi-professional traders or institutional portfolio managers and traders.

RushTrade Securities, Inc, ("RushTrade"), a wholly-owned subsidiary of the Company and a fully disclosed introducing broker/dealer and member NASD and SIPC, offers securities and online brokerage services to its retail customers utilizing RushGroup's software products. RushTrade customer trades are cleared through and customer accounts are held at a third party clearing firm. RushTrade is registered in all 50 U.S. states and accepts customers from most foreign countries. RushTrade customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations.



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The Company is headquartered in Dallas,  Texas and its common stock is traded on the OTC.BB Market under the symbol "RSHF." For more information about RushTrade and the RushGroup products, please visit www.rushtrade.com.

    This press release includes statements that may constitute "forward-looking" statements, usually containing the word "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's product and services in the marketplace, competitive factors, changes in regulatory environments, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company disclaims any obligation to update these statements for revisions or changes after the date of this release.


            For further information, please contact Sharron DeLancey
                  at sdelancey@rushgroup.com or (972) 450-6000.
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